EXHIBIT 5

                               Opinion and Consent

                                  Ruth B. Lurie

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                                          April 14, 1998



Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C. 20549

Re:   Opinion of Counsel - Amendment No. 1
      Registration Statement File No.333-11493

Gentlemen:

      This letter is furnished as the requisite opinion of counsel described in Form S-1, Part II, Item 16(5). Under said registration statement, Great-West
Life & Annuity Insurance Company (the "Company") has previously registered $21,551.72 of securities under the Securities Act of 1933, as amended.

      I am the Vice President, Counsel and Associate Secretary of the Company. In so acting, I have made such examination of the law, records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examination, I have assumed the genuineness of all signatures and the conformity to the original of all copies.

      I am a member of the Colorado Bar and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

      My opinion herein assumes that the securities will be issued and sold in accordance with the provisions of the Form S-1 amendment to the registration statement with which this opinion accompanies. Based on the foregoing, I am of the opinion that these securities will be legally issued, and will represent binding obligations of the Company.

      I consent to the use of this opinion as an exhibit to this amendment to the registration statement and to the reference to my name under the description "Legal Matters" in the prospectus.

                                   Sincerely,

                                        /s/ Ruth B. Lurie

                                          Ruth B. Lurie
                                          Vice President, Counsel
                                          and Associate Secretary